UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 31, 2012

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

At the Nomura Media & Telecom Summit in New York, New York on Thursday, May 31, 2012, Daniel McCarthy, President and Chief Operating Officer of Frontier Communications Corporation (the “Company”), is scheduled to make the following comments in a presentation beginning at 3:00 p.m. Eastern Time.

Currently, approximately 60% of the Company’s exchanges are capable of providing Ethernet with speeds up to 1 Gbps.  In 60% of our exchanges, we have begun to deploy VDSL with speeds up to 40 Mbps, and nearly 70% of our exchanges have some DSLAMs deployed that are capable of Bonded ADSL2+ with speeds up to 20 Mbps.  Subsequent to the March 1, 2012 systems conversions, the Company is in the process of automating the provisioning process for these services.

As disclosed in a press release issued by the Company on May 18, 2012, a live webcast of Mr. McCarthy’s presentation will be available at www.frontier.com on the Investor Relations page under "Webcasts & Presentations".

The information furnished in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: May 31, 2012	By:/s/ Susana D’Emic
Susana D’Emic
Senior Vice President and Controller